UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

February 21, 2023

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40075	52-2158952
State of	Commission	IRS Employer
Incorporation	File Number	Identification No.

112 NE 41st Street, Suite 106

Miami, FL 33137

Address of principal executive offices

212-739-7700

Telephone number, including

Area code

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VINO	The Nasdaq Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement

On February 21, 2023, Gaucho Group Holdings, Inc. (the “Company,” “we,” “us” or “our”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor, pursuant to which the Company will sell to the investor a series of senior secured convertible notes of the Company in the aggregate original principal amount of $5,617,978 (the “Notes”), and a series of common stock purchase warrants of the Company, which warrants shall be exercisable into an aggregate of 3,377,099 shares of common stock of the Company for a term of three years (the “Warrants”). The Company received $5,000,000 in proceeds after the original issue discount of 11% on the principal.

The Notes are convertible into shares of common stock of the Company at a conversion price of $1.34 (subject to adjustment). The Notes are due and payable on the first anniversary of the Issuance Date and bear interest at a rate of 7% per annum, which shall be payable either in cash monthly or by way of inclusion of the interest in the Conversion Amount on each Conversion Date (as defined in the Notes). The investor is entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined in the Notes) at any time or times after the Issuance Date, but we may not effect the conversion of any portion of the Notes if it would result in any of the investor beneficially owning more than 4.99% of the common stock.

The investor also has a option to enter into a convertible promissory note for an additional $5 million, or if certain equity condition are met, the Company may exercise that option.

Under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”), in no event may we issue any shares of common stock upon conversion of the Notes or otherwise pursuant to the terms of this Notes if the issuance of such shares of common stock would exceed 19.99% of the shares of the common stock outstanding immediately prior to the execution of the Purchase Agreement and the Notes and Warrants (the “Exchange Cap”), unless we (i) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap or (ii) obtain a written opinion from our counsel that such approval is not required. In any event, we may not issue any shares of our common under the Purchase Agreement or Notes if such issuance or sale would breach any applicable rules or regulations of the Nasdaq.

The Notes will rank senior to all outstanding and future indebtedness of the Company and its subsidiaries, and will be secured by (i) a security interest in all of the existing and future assets of the Company, as evidenced by the Security and Pledge Agreement entered into between the Company and the investor (the “Security Agreement”; and (ii) a pledge of shares of common stock of the Company held by Scott L. Mathis, President and CEO of the Company, and other entities managed by him, as evidenced by the Stockholder Pledge Agreements entered into between the Company, Mr. Mathis and his entities, and the investor (the “Pledge Agreement”).

In connection with the foregoing, the Company also entered into a Registration Rights Agreement with the investor (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the Securities Act of 1933 (the “1933 Act”) and the rules and regulation promulgated thereunder, and applicable state securities laws. The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

EF Hutton, division of Benchmark Investments, Inc. (“EF Hutton”) acted as the exclusive placement agent in connection with the transactions contemplated by the Purchase Agreement, for which the Company will pay to EF Hutton a cash placement fee equal to 6.0% of the amount of capital raised, invested or committed under the Purchase Agreement and Notes.

The foregoing description of the Purchase Agreement, Notes, Warrants, Security Agreement, Pledge Agreement, and Registration Rights Agreement, do not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, Notes, Warrants, Security Agreement, Pledge Agreement, and Registration Rights Agreement, copies of which are filed as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3, Exhibit 10.4, Exhibit 10.5, and Exhibit 10.6 to this Current Report on Form 8-K, respectively, and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.03 in its entirety.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The shares of common stock that have been and may be issued under the Purchase Agreement, Notes, and Warrants are being offered and sold in a transaction exempt from registration under the 1933 Act, in reliance on Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D thereunder. The investor represented that it is an “accredited investor,” as defined in Regulation D, and are acquiring such shares under the Purchase Agreement for investment purposes only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the shares of common stock that have been and may be issued to the investor under the Purchase Agreement have not been registered under the 1933 Act or any applicable state securities laws and may not be offered or sold in the United States absent registration or an exemption from registration under the 1933 Act and any applicable state securities laws. The Company will file a Form D with the SEC within 15 days of February 21, 2023.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares of our common stock nor shall there be any sale of the shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 8.01 Other Events.

As previously reported on our Current Report on Form 8-K filed on November 8, 2021, the Company and certain investors (the “Holders”) entered into a Securities Purchase Agreement, dated as of November 3, 2021 (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Prior Securities Purchase Agreement”) and the Company issued to the Holders certain senior secured convertible notes (as the same has been amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, each, a “Prior Note” and together with the Securities Purchase Agreement, the “Prior Note Documents”).

For the full description of the Prior Note Documents, please refer to our Current Reports on Forms 8-K and the exhibits attached thereto as filed with the SEC on November 8, 2021, March 1, 2022, May 2, 2022, May 13, 2022, July 5, 2022, September 23, 2022, December 1, 2022, February 3, 2023, February 8, 2023, and February 21, 2023.

On February 21, 2023, the Company used the proceeds from the Purchase Agreement described in Item 1.01 of this Current Report on Form 8-K to repay all principal, interest, and fees of $905,428.06 owing under the Prior Notes. Upon repayment in full, the Prior Note Documents were terminated on February 21, 2023.

On February 21, 2023, the Company published a press release announcing the execution of the Purchase Agreement and related agreements, and the issuance of the Notes and Warrants. The full text of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Securities Purchase Agreement dated February 21, 2023
10.2	Form of Senior Secured Convertible Note Issued by Gaucho Group Holdings, Inc.
10.3	Form of Warrant to Purchase Common Stock
10.4	Form of Security and Pledge Agreement
10.5	Form of Stockholder Pledge Agreement
10.6	Form of Registration Rights Agreement
99.1	Press Release dated February 21, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 21st day of February, 2023.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO